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                                                                  Exhibit (6)(e)

                    ADDENDUM NO. 4 TO DISTRIBUTION AGREEMENT
                    ----------------------------------------


                 This Addendum, dated as of September 29, 1995, is entered into between THE ARCH FUND, INC. (the "Fund"), a Maryland corporation, and THE WINSBURY COMPANY LIMITED PARTNERSHIP ("Winsbury"), an Ohio corporation.

                 WHEREAS, the Fund and Winsbury have entered into a Distribution Agreement dated as of October 1, 1993 as amended March 15, 1994, March 1, 1995 and July 10, 1995 (the "Distribution Agreement"), pursuant to which the Fund appointed Winsbury to act as Distributor for the Fund's ARCH Money Market, Treasury Money Market, Growth & Income Equity, Emerging Growth, Government & Corporate Bond, U.S. Government Securities, Balanced, International Equity and Short-Intermediate Municipal Portfolios;

                 WHEREAS, Section 9 of the Distribution Agreement provides that no provision of the Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought; and

                 WHEREAS, the Fund has notified Winsbury that it has established three new portfolios, namely, the ARCH Tax-Exempt Money Market, Missouri Tax-Exempt Bond and Kansas Tax-Exempt Bond Portfolios (collectively, the "New Portfolios"), and that it desires to retain Winsbury to act as the Distributor therefor, and Winsbury has notified the Fund that it is willing to serve as Distributor for the New Portfolios.

                 NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                 1. APPOINTMENT. The Fund hereby appoints Winsbury to act as Distributor to the Fund for the New Portfolios for the period and on the terms set forth in the Distribution Agreement. Winsbury hereby accepts such appointment and agrees to render the services set forth in the Distribution Agreement.

                 2. TERMS. From and after the date hereof, the term "Portfolios" as used in the Distribution Agreement shall be deemed to include the New Portfolios. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Distribution Agreement.

                 3. APPENDIX A. Appendix A to the Distribution Agreement is hereby supplemented to read as set forth in Appendix A attached hereto.
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                 4.  MISCELLANEOUS.  Except to the extent supplemented hereby, the Distribution Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

                 IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                           THE ARCH FUND, INC.



                                           By:  /s/ Jerry V. Woodham
                                                ----------------------
                                                   Jerry V. Woodham
                                                   President



                                           THE WINSBURY COMPANY LIMITED
                                           PARTNERSHIP


                                           By:  BISYS FUND SERVICES, INC.,
                                                General Partner



                                           By:  /s/ Stephen G. Mintos
                                                ----------------------------
                                                Stephen G. Mintos
                                                Executive Vice President
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                                   APPENDIX A
                                    to the
                            DISTRIBUTION AGREEMENT

                                    between

                              THE ARCH FUND, INC.

                                      and

                   THE WINSBURY COMPANY LIMITED PARTNERSHIP
_____________________________________________________________________________

Money Market Portfolio (Trust shares, Investor A shares, Investor B shares and Institutional shares)

Treasury Money Market Portfolio (Trust shares, Investor A shares and Institutional shares)

Growth & Income Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Emerging Growth Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Government & Corporate Bond Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

U.S. Government Securities Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Balanced Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

International Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Short-Intermediate Municipal Portfolio (Trust shares and Investor A shares)

Tax-Exempt Money Market Portfolio (Trust shares and Investor A shares)

Missouri Tax-Exempt Bond Portfolio (Trust shares, Investor A shares and Investor B shares)

Kansas Tax Exempt Bond Portfolio (Trust shares, Investor A shares and Investor B shares)